Exhibit 10.1

LEASE

BETWEEN

1035 MARKET STREET, LLC (LANDLORD)

AND

ZENDESK, INC.

June 22, 2016

San Francisco, California

LEASE

ARTICLE 1—BASIC LEASE PROVISIONS

1.1	BASIC LEASE PROVISIONS

In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)	BUILDING AND ADDRESS:

1035 Market Street, San Francisco, California

(2)	LANDLORD ADDRESS FOR NOTICES AND RENT PAYMENTS:

1035 MARKET STREET, LLC
c/o Seligman Western Enterprises Ltd.
600 Montgomery Street, 40th Fl.
San Francisco, CA 94111
Attn.: Justin Shapiro

with a copy to:

c/o Seligman Western Enterprises II, Ltd.
One Towne Square, Ste. 1913
Southfield, MI 48076
Attn.: Property Manager

Rent shall be payable to “1035 MARKET STREET, LLC” at the following address:

1035 MARKET STREET, LLC
c/o Seligman Western Enterprises II, Ltd.
One Towne Square, Ste. 1913
Southfield, MI 48076
Attn.: Property Manager
(3)	TENANT AND TENANT ADDRESS FOR NOTICES:

(a)	Name:	Zendesk, Inc.

(b)	State of Formation:	Delaware

Notices to Tenant shall be addressed:

Prior to the 5th Floor Commencement Date:
1019 Market Street
San Francisco, CA 94103

From and after the 5th Floor Commencement Date:

At the Premises
Attention: Legal Department

With a copy to:

SHARTIS FRIESE LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111
Attention: Jonathan M. Kennedy, Esq.
(4)	DATE OF THIS LEASE: June 22, 2016

(5)LEASE TERM: Commencing on the 5th Floor Commencement Date and ending on January 31, 2021 (the “Expiration Date”), except as may be terminated or extended pursuant hereto.

(6)MONTHLY BASE RENT:  “Base Rent” as that term is used in the Lease, as to each of the 5th Floor Space and 6th and 7th Floor Space, shall mean the following amount:

PERIOD	MONTHLY BASE RENT	ANNUAL RATE PER RENTABLE SQUARE FOOT OF PREMISES
5th Floor Space (9,321 RSF)
5th Floor Rent Commencement Date (as hereinafter defined)- Month Twelve (12)	$43,270.01	$55.71
Month Thirteen (13) - Twenty Four (24)	$44,551.65	$57.36
Month Twenty Five (25) – Thirty Six (36)	$45,871.73	$59.06
Month Thirty Seven (37) – Forty Eight (48)	$47,231.42	$60.81
Month Forty Nine (49) – End of Initial Term	$48,631.90	$62.61
6th and 7th Floor Space (8,745 RSF)
6th and 7th Floor Rent Commencement Date (as hereinafter defined)- Month Twelve (12)	$41,538.75	$57.00
Month Thirteen (13) – Twenty Four (24)	$42,784.91	$58.71
Month Twenty Five (25) – Thirty Six (36)	$44,068.46	$60.47
Month Thirty Seven (37) – Forty Eight (48)	$45,390.51	$62.29
Month Forty Nine (49) – End of Initial Term	$46,752.23	$64.15

“Month 1” will include any partial calendar month following 5th Floor Rent Commencement Date or the 6th and 7th  Floor Rent Commencement Date, as applicable, if such Rent Commencement Date is other than the first (1st) day of a calendar month, and in the event Month 1 includes any partial calendar month, Tenant shall pay the prorated amount of Monthly Base Rent (prorated on the basis of a thirty (30) day month) for such partial calendar month pursuant to Article 3 in addition to the Monthly Base Rent for the first full calendar month of the Term.

(7)RENTABLE AREA OF THE PREMISES: 9321 RSF (5th Floor Space) and 8,745 RSF (6th and 7th Floor Space), totaling 18,066 RSF.

(8)RENTABLE AREA OF BUILDING:  98,028 rentable square feet

(9) TENANT’S SHARE:	5th Floor Space: 9.51%
6th and 7th Floor Space: 8.92%

(10)BASE YEAR: 2017

(11)SECURITY DEPOSIT: $284,506.1, reduced to $142,253.10 on the first day of the 37th month following the 6th and 7th Floor Commencement Date.

(12)SUITE NUMBER OF PREMISES:  Suite 500, and the entire 6th and 7th floors.

(13)TENANT’S USE OF PREMISES: General office use

(14)BROKERS:

Landlord’s Broker:	Jones Lang LaSalle
Tenant’s Broker:	Newmarket, Cornish & Carey

(15)TENANT IMPROVEMENT ALLOWANCE:  As to the 5th Floor Space, $15.00 per rentable square foot, or $139,815, and as to the 6th and 7th Floor Space, $50.00 per rentable square foot, 0r $437,250 (collectively, the “Allowance”).

(16)DEFINITIONS:  Set forth in Exhibit E

ARTICLE 2—PREMISES, TERM, FAILURE TO GIVE POSSESSION

2.1

LEASE OF PREMISES. Landlord leases the Premises to Tenant during the Term, upon the terms and conditions provided in this Lease. During the Term, Tenant shall have the right to use the Common Areas of the Building; subject to the terms and conditions provided in this Lease.

2.2

COMMENCEMENT OF TERM. The “5th Floor Commencement Date” shall be the Delivery Date of the 5th Floor Space. The “6th and 7th Floor Commencement Date” shall be the Delivery Date of the 6th and 7th Floor Space. Within thirty (30) days following the 6th and 7th Floor Commencement Date, Landlord and Tenant shall enter into a Commencement Date Agreement in the form attached hereto as Exhibit B. If Tenant does not execute such agreement, the Commencement Date shall be the date designated by Landlord in the Commencement Date Agreement.

As to each of the 5th Floor Space and 6th and 7th Floor Space, Tenant shall be permitted to enter into the Premises at any time prior to the 5th Floor Commencement Date or the 6th and 7th Floor Commencement Date, as applicable, at Tenant’s sole risk, solely for the purpose of installing fixtures, furniture, equipment and leasehold improvements in the Premises, provided that, as to each of the 5th Floor Space and 6th and 7th Floor Space, as applicable, Tenant has delivered to Landlord (i) evidence of the insurance coverages required under Article 16, (ii) the first installment of Monthly Base Rent pursuant to Section 3.1. Tenant shall also deliver the entire Security Deposit prior any entry by Tenant upon the Premises pursuant to this Section 2.2. Tenant further agrees that any such early access shall not interfere with the quiet enjoyment of other tenants in the Building. Such early entry shall be subject to all the terms and provisions of this Lease, except that Tenant shall have no obligation to pay Monthly Base Rent or other charges during such early access period.

2.3

FAILURE TO DELIVER POSSESSION. Landlord shall not be subject to any liability for failing to deliver the Premises by any projected or anticipated date, which failure shall not affect the validity of this Lease or the obligations of the parties hereunder. For purposes of this Lease, the Delivery Date shall occur on the date that Landlord delivers the Premises to Tenant in its “AS-IS” , “AS-BUILT” configuration with the roof, HVAC, electrical, plumbing and lighting systems in good working order and condition. Tenant shall be conclusively deemed to have accepted the Premises “AS-IS” , “AS-BUILT”, in the condition existing as of the Delivery Date, and to have waived all claims relating to the condition of the Premises. Landlord agrees to use commercially reasonable efforts to recover possession of the Premises from any holdover tenant(s).Notwithstanding the foregoing, if the Delivery Date has not occurred for all of the Premises on or before April 1, 2017, Tenant may terminate the Lease.

ARTICLE 3—RENT

3.1

5TH FLOOR PREMISES. As to the 5th Floor Premises, commencing on the date that is the earlier of (i) the date that is the ninety (90) days following the 5th Floor Commencement Date, (ii) the date upon which Tenant occupies the 5th Floor Premises for the operation of its business thereupon and (iii) the date upon which Tenant substantially completes that portion of the Tenant Work applicable to the 5th Floor Premises (the “5th Floor Rent Commencement Date”), Tenant shall pay to Landlord at the address for Rent payments specified in Section 1.1(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article Four.

3.2

6TH AND 7TH FLOOR PREMISES. As to the 6th and 7th Floor Premises, commencing on the date that is the earlier of (i) the date that is the ninety (90) days following the 6th and 7th Floor Commencement Date, (ii) the date upon which Tenant occupies the 6th an 7th Floor Premises for the operation of its business thereupon and (iii) the date upon which Tenant substantially completes that portion of the Tenant Work applicable to the 6th and 7th Floor Premises (the “6th and 7th Floor Rent Commencement Date”), Tenant shall pay to Landlord at the address for Rent payments specified in Section 1.1(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article Four.

3.3

GENERAL TERMS. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that Tenant shall pay the first installment of Monthly Base Rent concurrently with execution and delivery of this Lease. Monthly Base Rent shall be prorated for partial months within the Term on the basis of a thirty (30) day month. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.

ARTICLE 4—RENT ADJUSTMENTS AND PAYMENTS

4.1	RENT ADJUSTMENTS

Commencing on each of the 5th Floor Rent Commencement Date as to the 5th Floor Premises and the 6th and 7th Floor Rent Commencement Date as to the 6th and 7th Floor Premises, Tenant shall pay to Landlord Rent Adjustments with respect to each Adjustment Year as follows:

(a)    The Rent Adjustment Deposit representing Tenant’s Share (as set forth in Section 1.1(14) as to each of the 5th Floor Space and 6th and 7th Floor Space) of increases in Operating Expenses for the applicable Adjustment Year over the Operating Expenses for the Base Year, monthly during the Term with the payment of Monthly Base Rent;

(b)    The Rent Adjustment Deposit representing Tenant’s Share of increases in Taxes for the applicable Adjustment Year over the Taxes for the Base Year, monthly during the Term with the payment of Monthly Base Rent; and

(c)    Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.2.  Rent Adjustments due from Tenant to Landlord for any Adjustment Year shall be Tenant’s Share of Operating Expenses for such year in excess of the Base Year Operating Expenses and Tenant’s Share of Taxes for such year in excess of the Base Year Taxes.  If Operating Expenses and/or Taxes in any Adjustment Year decrease below the amount of Operating Expenses and/or Taxes for the Base Year for any reason, the Rent Adjustment Deposit for Operating Expenses and/or Taxes, as the case may be, for that Adjustment Year shall be $0.

(d)    For purposes of determining Rent Adjustments, if the Building is not fully occupied during all or any portion of the Base Year or any Adjustment Year during the Term, an adjustment shall be made by Landlord in computing Operating Expenses for such year so that the Operating Expenses shall be computed for such year as though the Building been ninety-five percent (95%) occupied.  In the event that the Property is not fully assessed for all or a portion of the Base Year or any Adjustment Year, then Taxes shall be adjusted to an amount which would have been payable in the Base Year or such Adjustment Year if the Property had been fully assessed.  Tenant acknowledges that certain uncontrollable and extraordinary expenses can result in creating artificially high expenses during the Base Year.  For the purpose of determining the amount of Operating Expenses included in the Base Year, the (i) amounts paid or incurred by Landlord for utilities or insurance shall be calculated as though there were no utility rate and or insurance premium increases imposed on Landlord during or prior to the Base Year due to extraordinary circumstances, including conservation surcharges, boycotts, embargoes or shortages or unavailability of customary insurance coverages at historic commercially reasonable rates; (ii) Landlord may disregard amounts paid or incurred by Landlord with respect to any extraordinary Operating Expenses directly related to responding to incidents of civil unrest, terrorism or area-wide closures attributable to releases of airborne toxic agents, or any threats with respect to any of the foregoing, in determining the amount to be included in the Base Year, and (iii) for the purpose of determining the amount of insurance expenses, deductibles shall not be included (or be deemed to have been included) in the Base Year.  Rent Adjustments for any Adjustment Year that is a partial calendar year shall be appropriately prorated. Landlord's determination of any adjustments hereunder shall be made in good faith, but otherwise in its reasonable discretion.

4.2	STATEMENT OF LANDLORD

As soon as practicable after the expiration of the Base Year, and each Adjustment Year thereafter, Landlord will furnish to Tenant a statement (“Landlord’s Statement”) showing the following:

(a)    The amount of actual Operating Expenses and Taxes for the Base Year and thereafter for the most recent Adjustment Year;

(b)    The amount of Rent Adjustments due Landlord for the most recent Adjustment Year, less credit for Rent Adjustment Deposits or other amounts paid, if any, toward Operating Expenses and Taxes for such Adjustment Year; and

(c)    Any change in the Rent Adjustment Deposit due monthly in the current Adjustment Year, including the amount or revised amount due for months preceding any such change pursuant to Landlord’s Statement.

Tenant shall pay to Landlord within thirty (30) days after receipt of each Landlord’s Statement any amounts for Rent Adjustments then due in accordance with such Landlord’s Statement.  Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant if the Term has already expired provided Tenant is not in default hereunder and no further Rent is due.  No interest or penalties shall accrue on any amounts that Landlord is obligated to credit or refund to Tenant by reason of this Section 4.2.  Landlord’s failure to deliver Landlord’s Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant’s obligations to pay such amounts.  The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year.  During the last complete Adjustment Year or during any partial Adjustment Year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination or expiration of this Lease.  Tenant’s obligation to pay Rent Adjustments survives the expiration or termination of the Lease.

4.3

TENANT SPECIFIC TAXES. In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, within thirty (30) days following demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant’s personal property located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; or (d) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.3 shall not be included in any computation of Taxes payable pursuant to Sections 4.1 and 4.2.

ARTICLE 5—SECURITY DEPOSIT

Concurrently with the execution and delivery of this Lease, Tenant shall pay to Landlord in immediately available funds the Security Deposit.  The Security Deposit may be applied by Landlord to cure any Default of Tenant, and Tenant shall replenish the Security Deposit in full by paying to Landlord within ten (10) days of demand the amount so applied.  Landlord’s application of the Security Deposit shall not constitute a waiver of Tenant’s default if the Security Deposit does not fully compensate Landlord for all losses and expenses incurred in connection with such Default and shall not prejudice any other rights or remedies available to Landlord under this Lease.  Landlord shall not pay any interest on the Security Deposit and shall not keep the Security Deposit separate from its general accounts. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit, Landlord may return the Security Deposit to the original Tenant, regardless of an assignment of this Lease.  Upon the transfer of Landlord’s interest under this Lease, Landlord’s obligation to Tenant with respect to the Security Deposit shall terminate upon transfer to the transferee of the balance of the Security Deposit.  Except to the extent of damages arising from a Default or termination of this Lease, the Security Deposit shall be returned to Tenant within thirty (30) days after Landlord recovers possession of the Premises.  Tenant hereby waives any and all rights of Tenant under Section 1950.7 (excepting subsection (b)) of the California Civil Code or other Law regarding security deposits.

ARTICLE 6—SERVICES

6.1

GENERAL SERVICES. During the Term, so long as Tenant is not in Default of this Lease, Landlord shall furnish the following services, which services shall be included in Operating Expenses: (i) HVAC to the Premises during Standard Operating Hours, for the comfortable occupancy of the Premises under normal business office operations, subject to compliance with all applicable voluntary and mandatory regulations and Laws; (ii) lobby attendant service from 8:00 AM to 9:00 PM Monday through Thursday and 8:00 AM to 6:00 PM on Friday, subject to change, in each case, at Landlord’s reasonable discretion; (iii) washing of the outside windows in the Premises weather permitting at intervals reasonably determined by Landlord; and (iv) automatic passenger and swing/freight elevator service in common with other tenants of the Building (with freight elevator service subject to scheduling by Landlord).. Tenant shall have access to the Premises on a 24/7 basis, subject to the terms and conditions of this Lease and the Rules and Regulations in effect from time to time. If Tenant uses heat generating machines or equipment in the Premises to an extent which adversely affects the temperature otherwise maintained by the air cooling system, Landlord reserves the right, at Tenant’s cost, to install supplementary air conditioning units in the Premises. All telephone, and communication connections which Tenant may desire shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the location of all wires and the work in connection therewith shall be performed by contractors reasonably approved by Landlord. Landlord has approved Novo Construction as contractors for such purpose. If Tenant desires to use HVAC for the Premises during hours other than Standard Operating Hours, Landlord shall supply such HVAC to the Premises on not less than twenty four (24) hours’ notice. Tenant expressly agrees that Tenant shall pay, upon demand and as Additional Rent, all actual cost to Landlord of supplying such after-hours HVAC to the Premises, including without limitation, the cost of running the cooling tower servicing the Building and the Premises during such after-hours period.

6.2

UTILITY AND SERVICE PAYMENTS. On the first day of each calendar month during the Term concurrently with Tenant’s payment of each Monthly Base Rent, Tenant shall pay Tenant’s Share of the actual water, janitorial and trash collection charges for the Building (collectively, the “Landlord Services”) based on an estimate provided by Landlord, without regard to any Base Year charges (i.e., Tenant shall pay for Tenant’s Share of actual water, janitorial and trash collection charges for the Building, and not any increase above the Base Year amount under the provisions of Section 4.1). Landlord may revise the charge estimates for Landlord Services at any time, and shall have the right to reconcile actual charges for Landlord Services for the applicable year after such year. If, based on Landlord’s reconciliation, it is determined that (i) Tenant underpaid Tenant’s Share of the applicable charges for Landlord Services, Tenant shall pay the shortfall within ten (10) days following demand therefor by Landlord, or (ii) Tenant overpaid Tenant’s Share of the applicable charges for Landlord Services, then Landlord shall apply the overpaid amount to the next installment of Rent due from Tenant. Notwithstanding any provision of the Lease to the contrary, without, in each instance, the prior written approval of Landlord, in Landlord’s prudent business judgment, Tenant shall not: (i) make any alterations or additions to the any equipment or systems in the Building; or (ii) install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises other than personal computers, laptop computers and ancillary equipment. The Premises are currently metered for gas and electricity, and Tenant shall pay gas and electricity charges directly to the applicable utility provider (currently, Pacific Gas & Electric). Tenant’s use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity. At any time and from time to time, Landlord may in its sole discretion install one or more meters or submeters to measure any utility furnished to the Premises. At Tenant’s written request, Landlord shall furnish additional quantities of any of the services or utilities provided by Landlord, if Landlord can reasonably do so. Tenant shall pay Landlord’s prevailing rates charged from time to time for such additional services and utilities (which rates shall be reasonable).

6.3

INTERRUPTION OF SERVICES. Tenant agrees that Landlord shall not be liable to Tenant for any damages, losses, or claims because of any interruption, delay or discontinuance of any telephone or other communication service to the Premises. Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns, by the act or default of Tenant or other parties or by an event of Force Majeure. No failure, delay or change shall be deemed an eviction or disturbance of Tenant’s use of the Premises, or relieve Tenant from paying Rent or from performing any other obligations under this Lease.Should any equipment or machinery furnished by Landlord cease to function properly, Landlord shall use reasonable diligence to repair same, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom.  Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services.  Notwithstanding anything contained herein to the contrary, if Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of ten (10) consecutive business days due to an interruption of utility services to the Premises caused by Landlord’s gross negligence or willful misconduct, and the remaining portion of the Premises is not reasonably sufficient to allow Tenant to conduct its business in the Premises, all Rent due under this Lease for the entire Premises shall be abated for the time until such interruption of utility services has ended.  If, however, Tenant reoccupies any portion of the Premises during this period of interruption, the Rent allocable to the reoccupied portion (based on the proportion that the rentable area of the reoccupied portion of the Premises bears to the total rentable area of the Premises) shall be payable by Tenant from the date on which Tenant reoccupies such portion of the Premises

ARTICLE 7—POSSESSION, USE AND CONDITION OF PREMISES

7.1

POSSESSION AND USE OF PREMISES. Tenant shall occupy the Premises only for the use specified in Section 1.1(13). Tenant shall not occupy or use the Premises for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building; or (3) is contrary to or prohibited by the terms and conditions of this Lease. Tenant shall comply with all Laws governing the use, storage, disposal or generation of any substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, polychlorinated biphenyls, and petroleum products including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended pertaining to Tenant’s occupancy and use of the Premises and concerning the proper storage, handling and disposal of any Hazardous Material introduced to the Premises, the Building or the Property by Tenant or other occupants of the Premises acting by or through Tenant. Tenant shall not generate, store, handle or dispose of any Hazardous Material above legally permitted amounts in, on, or about the Property without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant’s release or emission of Hazardous Materials at the Premises or other violations of this Section 7.1, Tenant shall immediately deliver to Landlord a copy of such notice. Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws as Landlord reasonably deems desirable, all of which shall be completed at Tenant’s expense. Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claim, demand, action, expense, liability and cost (including attorneys’ fees and expenses), including, without limitation, any removal, remediation, cleanup or restoration costs, arising out of or in any way related to the presence of any Hazardous Material released or emitted at the Premises or Property by Tenant or anyone acting by or through Tenant. In case of any action or proceeding brought against the Indemnitees, Tenant covenants to defend such action or proceeding by counsel reasonably chosen by Landlord. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. Tenant’s obligations under this paragraph shall survive the expiration or early termination of this Lease.

7.2

AMERICANS WITH DISABILITIES ACT. Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Property depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area”or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas including ADA Title III “path of travel” requirements, except to the extent such compliance is triggered by (i) Tenant's particular use of the Premises as opposed to office use, or (ii) Tenant's construction of tenant improvements or Alterations upon the Premises, (b) Tenant shall be responsible for ADA Title III compliance in the Premises to the extent that such compliance requirement arises from Tenant’s particular use of the Premises for other than office use or from the Tenant Additions, Alterations or other work performed by or for Tenant in the Premises (it being understood that placing the Premises in compliance with ADA Title III shall be Landlord’s responsibility (at Landlord’s cost and in Landlord’s discretion as to the manner of compliance) other than in the foregoing circumstances), and (c) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s particular use of the Premises as opposed to office use. Tenant shall be solely responsible for requirements of the ADA relating specifically to Tenant’s requirements relating to individual employees and not to generally applicable requirements.

7.3

LANDLORD ACCESS TO PREMISES; APPROVALS. Tenant shall permit Landlord to erect and maintain pipes, ducts, wiring and conduits in and through existing chases and ductways through the Premises or replacements reasonably required therefor, so long as Tenant’s use, layout or design of the Premises is not materially affected or altered. Except in the event of an emergency, in which case no notice shall be required, Landlord shall have the right upon reasonable notice to Tenant (which may be oral notice) to enter upon the Premises to inspect the Premises, to perform services, to conduct safety and other testing in the Premises, including with respect to Tenant’s compliance with Laws and Environmental Laws and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord reasonably may deem necessary. Any entry or work by Landlord may be during Standard Operating Hours and Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant’s occupancy of the Premises. Landlord may do any of the foregoing without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

ARTICLE 8—MAINTENANCE

Landlord shall, as an Operating Expense, maintain and make necessary repairs to the Building and the Common Areas, except that:  (a) Landlord shall not be responsible for the maintenance or repair of any systems located within the Premises that are supplemental to the Building’s standard systems; and (b) the cost of performing any repairs caused by the negligence or misconduct of Tenant shall be paid by Tenant immediately upon demand by Landlord. Tenant shall periodically inspect the Premises to identify any conditions that are in need of maintenance or repair.  Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear and damage from casualty excepted.  If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and its other similar rights as provided in California Civil Code Sections 1932(1), 1941 and 1942 or any other Laws (whether now or hereafter in effect).  Landlord shall perform and construct, and Tenant shall have no responsibility to perform, construct or pay for, any repair, maintenance or improvement (i) to the Premises to the extent necessitated by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors; (ii) to the structural portions of the Premises (including the foundation, floors (other than floor coverings), walls (other than interior wall coverings), roof and roof membrane), except to the extent that such repair is necessitated by Tenant’s gross negligence or willful misconduct (in which case such repair shall be performed by Landlord at Tenant’s cost); (iii)  windows, mechanical and electrical systems, including, but not limited to, the HVAC, electrical and plumbing systems servicing the Premises, except to the extent that such repair is necessitated by Tenant’s gross negligence or willful misconduct (in which case such repair shall be performed by Landlord at Tenant’s cost).

ARTICLE 9—ALTERATIONS AND IMPROVEMENTS

Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, make or cause to be made any Tenant Alterations in or to the Premises.  All Tenant Alterations shall be completed by contractors approved by Landlord in Landlord’s reasonable discretion; provided, however, Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building’s systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building).  Landlord has approved of Tenant’s preferred general contractor, Nova Construction.  Landlord may further condition its consent upon receipt of:  architectural plans and specifications, opinions from Landlord’s engineers stating that the Tenant Alterations will not in any way adversely affect the Building’s systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord.  Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with evidence of Tenant’s ability to pay for the Tenant Alterations and may require a payment and performance bond or other security acceptable to Landlord prior to consenting to such alterations.  Tenant shall have the right from time to time to make non-structural Tenant Alterations without Landlord's consent so long as the cost thereof does not exceed $10,000 in any one instance.  Upon request, Landlord shall advise Tenant in writing whether it reserves the right to require Tenant to remove any Tenant Alterations from the Premises upon termination of the Lease.  Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations. Tenant agrees to complete all Tenant

Alterations (i) in accordance with all Laws and in accordance with Landlord’s standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials.  In connection with any Tenant Alteration, Landlord shall be entitled to collect a construction management fee equal to three percent (3%) of the cost of such Tenant Alteration in connection with Landlord’s services in supervising and review of such Tenant Alteration.  All Tenant Alterations shall, without compensation to Tenant, become part of the Premises and shall remain in the Premises, unless pursuant to the terms of the Lease, Tenant may remove them or is required to remove them at Landlord’s request.  Tenant shall not permit any lien of any mechanic, laborer or supplier or any other lien to be filed against the Property.  If any such lien or claim for lien is filed, Tenant shall within ten (10) days of receiving notice (a) release such lien or claim of record or (b) deliver a bond in form and amount, and issued by surety, satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting therefrom and the foreclosure or attempted foreclosure thereof. If Landlord pays or discharges the same Tenant shall reimburse Landlord for such amount, including expenses and attorneys’ fees.

ARTICLE 10—ASSIGNMENT AND SUBLETTING

10.1	ASSIGNMENT AND SUBLETTING.

(a)    Tenant may not sublease, assign, mortgage, pledge, or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant’s interest therein in whole or in part, or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant without the prior written consent of Landlord in Landlord’s sole discretion; provided, however, if Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in subsection (c) below, Landlord shall not unreasonably withhold, delay or condition its consent to a subletting, assignment or other transfer under this Section.  An assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares or interests of Tenant occurring by operation of Law or otherwise if Tenant is not traded publicly.  If Tenant desires to assign or sublease any portion of the Premises or assign this Lease, then at least thirty (30) days prior to the commencement date of the term of the proposed sublease or assignment, Tenant shall deliver notice of such request (“Tenant’s Notice”) to Landlord accompanied by a fully executed sublease agreement or assignment agreement, as the case may be, and other information reasonably required for Landlord to make an informed judgment with respect to such proposed subtenant or assignee.  Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under subsection (c) below within twenty (20) days after receipt of Tenant’s Notice (and all required information).  Tenant shall submit for Landlord’s approval any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet. Notwithstanding the foregoing, Tenant may sublease the Premises or assign the Lease, without Landlord’s consent and without the right of recapture or any participation by Landlord in assignment or subletting proceeds, to any business entity into or with which Tenant is merged, with which Tenant is consolidated, of which Tenant becomes an Affiliate or by which Tenant is acquired (a “Permitted Transfer”).

(b)    With respect to Landlord’s consent to an assignment or sublease, Landlord may take into consideration any factors that Landlord may reasonably deem relevant, and the reasons for which Landlord’s denial shall be deemed to be reasonable shall include, without limitation, the following: (i) the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord; or (ii) any proposed assignee’s or sublease’s use of the Premises would violate any other leases of tenants in the Building; or  (iii) the proposed sublessee or assignee is an occupant of the Building as of the delivery date of Tenant’s Notice or a bona fide prospective tenant of Landlord in the Building.  Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease.  Any assignee shall execute such documents as Landlord may reasonably require to evidence such assignee’s assumption of the obligations and liabilities of Tenant under this Lease.  Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises.

(c)    Landlord shall have the option to exclude from the Premises covered by this Lease (“recapture”) the space proposed to be sublet or subject to an assignment, effective as of the proposed commencement date of such sublease or assignment, or if the proposed commencement date is not a date certain specified in such sublease or assignment, on the date that is sixty (60) days following the delivery date of Tenant’s Notice,  in which case, the Lease shall terminate with respect to such recaptured space and the Monthly Base Rent, Rentable Area of the Premises and Tenant’s Share shall be adjusted accordingly.

10.2

EXCESS RENT. Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of rent and other consideration due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease which is allocable to the space sublet or assigned; and (ii) the following costs for the subletting or assignment: (1) brokerage commissions and (2) the actual costs of making any improvements or substitutions in the Premises required by any sublease or assignment. All such costs and expenses for the subletting or assignment shall be amortized on a straightline basis over the term of the sublease or assignment pursuant to sound accounting principles.

10.3

TENANT LIABILITY. In the event of any sublease or assignment, whether or not with Landlord’s consent, Tenant shall not be released or discharged from any liability, whether past, present or future. Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. A consent by Landlord to any assignment or subletting shall not be deemed to be a consent to any future assignment or subletting, or to any modification of this lease or an existing sublease. If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord in its reasonable discretion and furnished to Landlord not later than three (3) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, as a condition to Landlord’s consent, obtain and furnish to Landlord a written attornment agreement satisfactory to the Landlord in its reasonable discretion.

10.4

PROCESSING EXPENSES. Concurrently with the delivery of Tenant’s Notice, Tenant shall pay to Landlord, as Landlord’s cost of processing each proposed assignment or subletting, whether or not consummated, an amount equal to the sum of (i) Landlord’s reasonable estimate of attorneys’ and other professional fees, plus (ii) the sum of $1,000.00 for the cost of Landlord’s administrative, accounting and clerical time.

ARTICLE 11—DEFAULT AND REMEDIES

11.1

EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following shall constitute a “Default” by Tenant under this Lease: (i) Tenant fails to pay when due any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments and such failure continues for five (5) days following written notice thereof from Landlord; (ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease and except as may be specified in other provisions of this Lease, fails to cure such default within thirty (30) days following written notice thereof from Landlord; provided, however, that, if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion within ninety (90) days of receipt of the above referenced notice from Landlord; (iii) Tenant is dissolved, declared insolvent or an assignment is made for the benefit of creditors or a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under the Bankruptcy Act, or any amendment or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, which in the case of an involuntary action is not discharged within thirty (30) days of such filing; or (iv) upon the third (3rd) occurrence during any twelve (12)-month period during the Term that Tenant fails to pay Rent when due.

11.2	LANDLORD’S REMEDIES.

(a)    Following a Default, Landlord shall have the rights and remedies set forth in this Section 11.2 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy now or hereafter permitted by Law.

(b)    With respect to a Default, at any time Landlord may terminate Tenant’s right to possession by written notice to Tenant stating such election.  Except as may be required under Code of Civil Procedure Section 1161, any written notice required pursuant to Section 11.1 shall constitute notice of unlawful detainer if, at Landlord’s sole discretion, it states Landlord’s election that Tenant’s right to possession is terminated after expiration of any period required by Law or any longer period required by Section 11.1.  Upon the expiration of the period stated in Landlord’s written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant’s right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided.  Upon such termination in writing of Tenant’s right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or as otherwise  permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and Required Removables pursuant to Section 12.1), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord’s option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law.  Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property.  Tenant hereby waives all claims for damages that may be caused by Landlord’s removing or storing Tenant’s personal property pursuant to this Section or Section 12.1, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys’ fees and expenses) arising out of or in any way related to such removal or storage.  Upon such written termination of Tenant’s right to possession and this Lease, Landlord shall have the right to recover damages for Tenant’s Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

(1)    the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2)    the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

(3)    the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

(4)    any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, Landlord’s unamortized costs of tenant improvements, leasing commissions and legal fees incurred in connection with entering into this Lease.  The word “rent” as used in this Section 11.2 shall have the same meaning as the defined term Rent in this Lease.  The “worth at the time of award” of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate.  The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, monthly storage space rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

(c)    Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession by written notice as provided in Section 11.2(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease.  In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute.  During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord’s consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord’s option to recapture, Landlord shall not unreasonably withhold its consent to such assignment or sublease.  Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant’s right to assign or sublet.  Tenant acknowledges and agrees that in the absence of written notice pursuant to Section 11.2(b) above terminating Tenant’s right to possession, no other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

(d)    In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

(e)    Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant’s Default or otherwise;

(f)    Notwithstanding any other provision of this Lease, a notice to Tenant given under this Article or given pursuant to California Code of Civil Procedure Section 1161, and any notice served by mail shall be deemed served, and the requisite waiting period deemed to begin under said Code of Civil Procedure Section upon mailing, without any additional waiting requirement under Code of Civil Procedure Section 1011 et seq. or by other Law.  For purposes of Code of Civil Procedure Section 1162, Tenant’s “place of residence”, “usual place of business”, “the property” and “the place where the property is situated” shall mean and be the Premises, whether or not Tenant has vacated same at the time of service.

(g)    The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

(h)    No delay or omission in the exercise of any right or remedy of Landlord upon any Default by Tenant, and no exercise by Landlord of its rights hereunder to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver.  No provision of this Lease shall be deemed waived by Landlord unless such waiver is in writing signed by Landlord.  The waiver by Landlord or Tenant of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.3

ABANDONMENT. In the event Tenant vacates or abandons the Premises, Landlord shall have the right to enter into the Premises in order to show the space to prospective tenants and to reduce the services provided to Tenant to such levels as Landlord determines to be adequate services for an unoccupied premises and to prepare the Premises for occupancy by another tenant. In the absence of written notice pursuant to California Civil Code Section 1951.3, none of the foregoing acts shall constitute a termination of Tenant’s right to possession, and the Lease shall continue in effect.

11.4

BANKRUPTCY. Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant’s trustee (the “Electing Party”) must provide for: (i) the Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable; (ii) If the Electing Party has assumed this Lease or elects to assign Tenant’s interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease. For the purposes hereof, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied: The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease.

11.5

LANDLORD’S DEFAULT. Landlord shall be in default hereunder if Landlord has not commenced and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction.

ARTICLE 12—SURRENDER OF PREMISES; HOLDING OVER

12.1

IN GENERAL. Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition casualty and ordinary wear and tear excepted. Tenant shall deliver to Landlord all keys to the Premises. All Tenant Additions shall remain on the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at least thirty (30) days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any cable(s) installed by or for the benefit of Tenant, and (b) any Tenant Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”). Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. In the event Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant’s expense, remove and store, sell or otherwise deal with such property, and undertake, at Tenant’s expense, such restoration work as Landlord deems necessary.

12.2

HOLDING OVER. In the event that Tenant holds over in possession of the Premises after the Termination Date, for each month or partial month Tenant holds over possession of the Premises, Tenant shall pay Landlord 150% of the Monthly Base Rent that is payable for the month immediately preceding the holding over and 100% of the Rent Adjustments which Landlord may reasonably estimate. Tenant shall also pay all damages, including consequential damages, sustained by Landlord by reason of such holding over. Tenant’s continued occupancy of the Premises shall be as a tenancy in sufferance only.

ARTICLE 13—DAMAGE BY FIRE OR OTHER CASUALTY; EMINENT DOMAIN

13.1

CASUALTY. If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of (i) its election to terminate this Lease or (ii) the period of time required to substantially complete such repair and restoration. If such period of repair and restoration will exceed one hundred and eighty (180) days from the date such damage occurred (or, during the final six (6) months of the Term, sixty (60) days from the date such damage occurred), and if all or a substantial portion of the Premises is rendered untenantable, then Tenant shall have the right to terminate this Lease by delivering written notice to Landlord within twenty (20) days after delivery of Landlord’s

Notice, and the termination date shall be the date designated in Tenant’s notice, but in no event shall such date be earlier than thirty (30) days following the delivery date of Tenant’s notice. If this Lease is not terminated, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty (excluding Tenant Alterations), subject to reasonable delays for insurance adjustments and any event of Force Majeure and also subject to zoning Laws and building codes then in effect. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant’s insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore the Tenant Alterations at Tenant’s cost, to the extent Landlord received proceeds of Tenant’s insurance covering Tenant Alterations, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Alterations. Unless caused by the negligence or wrongful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustment Deposits shall abate pro rata for that portion of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has substantially completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period. In no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto. The provisions of this Lease constitute an express agreement with respect to any and all damage to, or destruction of, the Premises or the Property, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of the Premises or the Property and are hereby waived. Notwithstanding the foregoing, in no event shall Landlord have any obligation to restore the Building or the Premises except as and to the extent Landlord receives insurance proceeds to apply to such restoration.

13.2

EMINENT DOMAIN. Unless otherwise agreed by Landlord or Tenant, in the event the whole or any part of the Premises or a substantial portion of the Building is taken or condemned for any public use or purpose (including a deed given in lieu of condemnation), this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Alterations paid for by Tenant, Tenant’s goodwill, and moving expenses, so long as there is no diminution of Landlord’s award as a result.

ARTICLE 14—INSURANCE

14.1

TENANT’S INSURANCE. Tenant, at Tenant’s expense, agrees to maintain in force, with a company or companies reasonably acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease, and such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Two Million and No/100 Dollars ($2,000,000.00); (b) Workers’ Compensation and Employers’ Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) “All Risks” property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions, equipment, installations, fixtures and contents of the Premises in the event of loss; (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00)

combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; (e) Business Interruption Insurance; and (f) such other insurance or coverages as Landlord reasonably requires. Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except Workers’ Compensation and Employers’ Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts and co-insurance provisions reasonably satisfactory to Landlord, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days’ prior written notice to the Landlord and any Mortgagee or other party reasonably designated by Landlord, and (v) each policy of “All-Risks” property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord’s request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than thirty (30) days prior to the expiration date of each policy.

14.2

LANDLORD’S INSURANCE. Landlord agrees to purchase and keep in full force and effect during the Term, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Alterations), against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time and commercial general liability insurance. Without obligation to do so, Landlord may, in its reasonable discretion from time to time during the Term and as an Operating Expense carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above, including without limitation earthquake and flood insurance, in an amount up to one hundred percent (100%) of the full replacement cost (including debris removal and demolition) of the Building; provided that it shall be deemed to be reasonable if such greater and/or additional coverages are required by Landlord’s lender(s) or are customarily maintained as of the date of the change by prudent property owners of comparable properties in the vicinity of the Building.

14.3

WAIVER OF SUBROGATION. Any policy or policies of fire, extended coverage or similar casualty insurance which either party obtains in connection with the Building, the Premises, or Tenant’s personal property shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (and the other parties named as additional insureds pursuant to this Article). Landlord and Tenant each waives any rights of recovery against the other (and the other parties named as additional insureds) for injury or loss due to hazards insurable by policies of fire, extended coverage or similar casualty insurance, regardless of whether such insurance policies or coverage shall actually have been obtained by the party granting such waiver, and regardless of the cause of such fire or casualty, including the negligence of the party benefiting from such waiver. Because this Section will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each of its insurance companies written notice of the terms of the mutual waivers contained in this Section and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained herein.

ARTICLE 15—WAIVER OF CLAIMS AND INDEMNITY

To the extent permitted by Law, Tenant hereby releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord’s agents and servants, except to the extent caused by the gross negligence or willful and wrongful act of any of the Indemnitees.  Tenant hereby fully waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage, whether or not caused by the gross negligence or willful and wrongful act of any of the Indemnitees.  To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof, arising from Tenant’s occupancy of the Premises, from the undertaking of any Tenant Alterations or repairs to the Premises by Tenant, from the conduct of Tenant’s business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any wrongful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property.  Tenant covenants to defend such action or proceeding by counsel reasonably chosen by Landlord.  Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity.  The foregoing indemnity shall not operate to relieve Indemnitees of liability to the extent such liability is caused by the willful and wrongful act of Indemnitees.  Further, the indemnity is subject to the amounts, if any, paid to Landlord under its “All-Risks” property insurance.  This Article Fifteen shall survive the expiration or earlier termination of this Lease.

ARTICLE 16—RULES AND REGULATIONS; LANDLORD’S RESERVED RIGHTS

16.1

RULES AND REGULATIONS. Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the Rules and Regulations. Landlord does not have any duty or obligation to enforce the Rules and Regulations, or the terms of any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant. In any instance where a rule or regulation requires that Landlord’s consent be obtained, Landlord may grant or withhold such consent in its reasonable discretion. Landlord shall use reasonable efforts to enforce the Rules and Regulations in a uniform, non-discriminatory manner.

16.2

RESERVED RIGHTS. Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of or giving rise to any claim for offset or abatement of Rent: (1) to change the Building’s name or street address upon thirty (30) days’ prior written notice to Tenant; (2) to install all signs on the exterior and/or interior of the Building; (3) to approve prior to installation, signs, window shades, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises or the Building; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers, tenants and lenders at any time during the Term; (5) to grant exclusive rights to conduct any business in or to the Building; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant’s access to the Premises or the Building. Landlord and Landlord's agents, except in the case of emergency, shall provide Tenant with twenty-four (24) hours' notice prior to entry of the Premises. Except in case of an emergency, any such entry by Landlord and Landlord's agents shall comply with all reasonable security measures of Tenant, including accompaniment by a representative of Tenant, and shall not impair Tenant's operations more than reasonably necessary

ARTICLE 17—ESTOPPEL CERTIFICATE

Within ten (10) business days after request by Landlord or any prospective Mortgagee or purchaser of the Building, Tenant agrees to execute an Estoppel Certificate certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed and Tenant has accepted the Premises and all improvements thereto and has no claims against Landlord with respect thereto; (vii) that Tenant will give to any Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (viii) to any other information reasonably requested.  If Tenant fails to deliver an Estoppel Certificate within such ten (10) business day period, Landlord shall provide Tenant with a second written request for the execution of the Estoppel Certificate (a “Second Request”) that contains the following statement in bold and capital letters:  “THIS IS A SECOND REQUEST FOR EXECUTION OF AN ESTOPPEL

CERTIFICATE PURSUANT TO THE PROVISIONS OF ARTICLE 17 OF THE LEASE. IF TENANT FAILS TO RESPOND WITHIN TWO (2) BUSINESS DAYS AFTER THIS REQUEST BY LANDLORD, THEN TENANT SHALL (I) BE DEEMED IN DEFAULT OF THIS LEASE BEYOND ANY APPLICABLE NOTICE AND CURE PERIOD AND (II) CHARGED THE SUM OF $250 FOR EACH DAY BY THAT TENANT FAILS TO EXECUTE AND DELIVER THE ESTOPPEL CERTIFICATE DESCRIBED HEREIN.”  If Tenant fails to respond to such Second Request within two (2) business days after such Second Request, Tenant shall (i) be deemed to be in Default of this Lease beyond any applicable cure or grace period provided for herein and (ii) be charged, as Additional Rent, the sum of $250 for each day that Tenant fails to execute and deliver such Estoppel Certificate.

ARTICLE 18—REAL ESTATE BROKERS

Tenant represents that, except for the broker(s) listed in Section 1.1(14), Tenant has not dealt with any real estate broker or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease.  Tenant hereby agrees to indemnify, protect, defend and hold Landlord harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord agrees to pay any commission to which the brokers listed in Section 1.1(14) are entitled pursuant to Landlord’s written agreement with such broker.

ARTICLE 19—MORTGAGEE PROTECTION

19.1

This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed, upon the condition that Tenant shall have the right to remain in possession of the Premises under the terms of this Lease and Tenant’s use and enjoyment of the Premises shall not be disturbed, notwithstanding any default in any or all such mortgages or trust deeds, or after foreclosure thereof, so long as no Default shall have occurred under this Lease and be continuing after the expiration of the notice and cure provided to Tenant hereunder. If any such mortgage or trust deed is foreclosed (including any sale of the Property pursuant to a power of sale), or if any ground lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. If Tenant fails to execute and deliver such SNDA within ten (10) business days after Landlord’s written request, Landlord shall provide Tenant with a second written request for the execution of the SNDA (a “Second SNDA Request”) that contains the following statement in bold and capital letters: “THIS IS A SECOND REQUEST FOR EXECUTION OF AN SNDA PURSUANT TO THE PROVISIONS OF ARTICLE 19.1 OF THE LEASE. IF TENANT FAILS TO RESPOND WITHIN TWO (2) BUSINESS DAYS AFTER THIS REQUEST BY LANDLORD, THEN TENANT SHALL (I) BE DEEMED IN DEFAULT OF THIS LEASE BEYOND ANY APPLICABLE NOTICE AND CURE PERIOD AND (II) CHARGED THE SUM OF $250 FOR EACH DAY BY THAT TENANT FAILS TO EXECUTE AND DELIVER THE SNDA.” If Tenant fails to respond to such Second SNDA Request within two (2) business days after such Second SNDA Request, Tenant shall (i) be deemed to be in Default of this Lease beyond any applicable cure or grace period provided for herein and (ii) be charged, as Additional Rent, the sum of $250 for each day that Tenant fails to execute and deliver such SNDA. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

19.2

Tenant agrees to give any Mortgagee, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord’s bankruptcy. Until the time allowed as aforesaid for Mortgagee to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the Mortgagee.

19.3

If any Mortgagee requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other material change in the rights and obligations of Tenant hereunder, then Tenant agrees that this Lease may be so modified.

ARTICLE 20—EXTENSION OPTIONS

20.1

Subject to the terms and conditions set forth in this Article 20, Landlord hereby grants to Tenant an option extend the term (the “Extension Option”) of this Lease for one (1) additional five (5) year term (the “Extension Term”). If Tenant exercises the Extension Option hereunder, all of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Extension Term, including provisions regarding payment of Rent Adjustments, which shall remain payable on the terms herein set forth, except that (i) the Monthly Base Rent payable by Tenant during the applicable Extension Term for the Premises shall be as calculated in accordance with Sections 20.2 and 20.3 below and Landlord shall have no obligation to make or to pay for any improvements, alterations or additions to the Premises. To exercise the Extension Option, Tenant must deliver notice to Landlord no sooner than nine (9) months nor later than twelve (12) months prior to the expiration of the Term of this Lease.

20.2

The Monthly Base Rent for the Premises during the Extension Term shall be the prevailing market rental rate for Comparable Space (as defined below) for a term commencing on or about the commencement date of the applicable Extension Term (the “Market Rate”). For this purpose, “Comparable Space” shall mean commercial office space comparable to the Premises that is (i) comparable in size, location, and quality to the Premises; (ii) leased for a term comparable to the applicable Extension Term; and (iii) located in comparable projects in the vicinity of the Project.

20.3	The Monthly Base Rent shall be determined as follows:

20.3.1    If Tenant provides Landlord with its notice of exercise pursuant to subparagraph (a) above, then, prior to the commencement of the Extension Term, Landlord shall deliver to Tenant a good faith written proposal of the Market Rate.  Within twenty-one (21) days after receipt of Landlord’s proposal, Tenant shall notify Landlord in writing (A) that Tenant accepts Landlord’s proposal or (B) that Tenant elects to submit the determination of Market Rate to arbitration in accordance with Subparagraphs (ii) through (iv) below.  If Tenant does not give Landlord a timely notice in response to Landlord’s proposal, Landlord’s proposal of Market Rate shall be binding upon Tenant.

20.3.2    If Landlord and Tenant shall first negotiate in good faith in an attempt to determine the Market Rate.  If Landlord and Tenant are able to agree within thirty (30) days following the delivery of Tenant’s notice to Landlord electing arbitration, then such agreement shall constitute a determination of Market Rate for purposes of this Paragraph, and the parties shall immediately execute an amendment to this Lease stating the Monthly Minimum Rent for the Extension Term.  If Landlord and Tenant are unable to agree on the Market Rate within such negotiating period, then within fifteen (15) days after the expiration of such negotiating period, the parties shall meet and concurrently deliver to each other in envelopes their respective good faith estimates of the Market Rate.  If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two.  Otherwise, the dispute shall be resolved by arbitration in accordance with Subparagraphs (iii) and (iv) below.

20.3.3    Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent real estate broker with at least ten (10) years of experience in leasing commercial space in the metropolitan area in which the Property is located (a “Qualified Appraiser”).  If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select an independent Qualified Appraiser and the independent Qualified Appraiser shall be the sole arbitrator.  If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator

20.3.4    Within seven business days (7) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate.  The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding.  If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice.  The fees of the arbitrator and of the arbitration proceeding shall be split by the parties 50/50.  The fees of any expert witnesses retained by the arbitrator shall be paid by the party whose estimate is not selected.  Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

20.3.5    Until the matter is resolved by agreement between the parties or a decision is rendered in any arbitration commenced pursuant to this Paragraph 52, Tenant’s monthly payments of Monthly Base Rent shall be in an amount equal to the average of Landlord’s and Tenant’s determinations of the Market Rate.  Within ten (10) business days following the resolution of such dispute by the parties or the decision of the arbitrator, as applicable, Tenant shall pay to Landlord, or Landlord shall pay to Tenant, the amount of any deficiency or excess, as the case may be, in the Monthly Base Rent theretofore paid

20.4

Notwithstanding anything to the contrary in this Lease, at Landlord’s election the Extension Option provided herein shall be null and void and Tenant shall have no right to renew this Lease pursuant thereto if, on the date Tenant exercises the applicable Extension Option or on the date immediately preceding the commencement of the Extension Term (i) the Tenant originally named in this Lease (or a Permitted Transferee) is not in occupancy of at least seventy five percent (75%) of the Premises then demised hereunder or such Tenant does not intend to continue to occupy seventy five (75%) of the Premises then demised hereunder, or (ii) Tenant is in Default of any of its obligations under this Lease or there exist facts or circumstances that, with the giving of notice or passage of time, would constitute a Default.

ARTICLE 21—ALLOWANCE

As to each of the 5th Floor Space and 6th and 7th Floor Space, Landlord shall pay the Allowance applicable to such portion of the Premises within thirty (30) days after Tenant’s prior written request and verification that the following has occurred: 1) The 5th Floor Rent Commencement Date or the 6th and 7th Floor Rent Commencement Date, as applicable, has occurred as to such portion of the Premises and 2) Tenant has provided final lien waivers for all of the Tenant Work applicable to such portion of the Premises, including from Tenant’s general contractor, sub-contractors and material suppliers, a certificate of insurance for such portion of the Premises and a final certificate of occupancy for such portion of the Premises.  Notwithstanding any contrary provision of this Lease, as to each of the 5th Floor Space and the 6th and 7th Floor Space, if Tenant fails to use the entire Allowance allocated to such portion of the Premises herein within nine (9) months of the Commencement Date as to such portion of the Premises, the unused amount of the Allowance shall revert to Landlord and Tenant shall have no further rights with respect thereto.

ARTICLE 22—NOTICES

All notices provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered or sent by Federal Express or other reputable overnight courier service. All notices shall be deemed to have been properly served by sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Sections 1.1(2).The time period in which a response to any notice must be given shall commence to run from the date of acceptance of delivery by Landlord or Tenant, or the date a notice pursuant to Code of Civil Procedure Section 1161 et seq. is deemed served.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, shall be deemed to be receipt of notice. By giving to the other party at least ten (10) days written notice thereof, either party shall have the right to change their respective addresses for notices.

ARTICLE 23--MISCELLANEOUS

23.1	EXCLUSIVE USE OF OUTDOOR SPACE. Tenant shall have the exclusive use of the outdoor area on the Western side of the Building.
23.2

LATE CHARGES; DEFAULT INTEREST. All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) shall be paid within thirty (30) days after Landlord’s demand. All such amounts (including Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid within 5 days of when the same are due shall bear interest from the date due until the date paid at the Default Rate. In the event Tenant is more than five (5) days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. Tenant agrees such delinquency will cause Landlord to incur costs not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing delinquent payments, the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for herein are distinct and separate from one another. Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any breach or Default by Tenant under this Lease, nor shall any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay Rent when due, including the right to terminate this Lease. If Tenant is delinquent in the payment of rent or any other charge and is subject to a late charge or interest on late charges, Landlord agrees to waive the late charges if Tenant has not previously been delinquent in its payment of rent owed under this Lease.

23.3

ATTORNEY’S FEES. In the event either party brings an action or other proceeding with respect to this Lease, the prevailing party (as determined by the court, agency or other authority before which such action or proceeding is commenced) shall be entitled to recover its attorneys’ fees, expenses and costs incurred in connection with such action or proceeding.

23.4

NO JURY TRIAL; VENUE; JURISDICTION. To the fullest extent permitted by law, including laws enacted after the Commencement Date, each party hereto shall not seek a jury trial, hereby waives trial by jury, and agrees and consents to personal jurisdiction of the courts of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or connected with this Lease, or any claim of injury, whether based on this Lease or on tort law.

23.5

AUTHORITY. Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations hereunder, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord represents and warrants to Tenant that it has full authority and power to enter into and perform its obligations hereunder, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party

23.6

ENTIRE AGREEMENT; SURVIVAL; BINDING EFFECT. This Lease contains the entire agreement and there are no other agreements, either oral or written. The exhibits are incorporated into this Lease and made a part hereof. This Lease shall only be modified by a writing executed by Landlord and Tenant. Neither this Lease, nor any notice nor memorandum thereof shall be recorded by Tenant (provided that Landlord acknowledges that no such prohibition on recording shall apply to Tenant’s disclosure of this Lease and its terms for purposes of complying with securities regulations). All provisions which by their terms survive expiration or termination of this Lease and the waivers of the right of jury trial, and the releases and the indemnities shall survive the expiration or termination of this Lease. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

23.7

EXCULPATION. Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord’s equity interest in the Building; provided that in no event shall such liability extend to any insurance proceeds received by Landlord, or any other assets of the Landlord, or Landlord’s officers or members, and Tenant shall not be entitled to any judgment in excess of such amount. In the event of any sale or transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, and any remaining liability of Landlord with respect to this Lease shall be limited to the amount specified in this Section and Tenant shall not be entitled to any judgment in excess of such amount.

23.8

ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any payment of Rent shall be deemed an accord and satisfaction, and acceptance shall be without prejudice to Landlord’s right to recover the balance of such payment or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term. Receipt of payment from anyone other than Tenant, is not a waiver of any breach of Article Eleven, and Landlord may accept such payment on account of the amount due without prejudice to landlord’s right to pursue any remedies available to Landlord.

23.9

TIME; APPLICABLE LAW; CONSTRUCTION. Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term of this Lease or the application shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and this Lease shall be valid and be enforced to the fullest extent permitted by Law.

23.10

OFAC. Tenant hereby represents, certifies and warrants to Landlord as follows: (i) Tenant is not named and is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order, including without limitation Executive Order 13224, or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered by the Office of Foreign Assets Control (“OFAC”); (ii) Tenant is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) none of the proceeds used to pay rent have been or will be derived from a “specified unlawful activity” as defined in, and Tenant is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other applicable laws regarding money laundering activities. Furthermore, Tenant agrees to immediately notify Landlord if Tenant was, is, or in the future becomes, a “senior foreign political figure” or an immediate family member or close associate of a “senior foreign political figure,” within the meaning of Section 312 of the USA PATRIOT Act of 2001. Notwithstanding anything in this Lease to the contrary, Tenant understands that this Lease is a continuing transaction and that the foregoing representations, certifications and warranties are ongoing and shall be and remain true and in force on the date hereof and throughout the Term of this Lease and that any breach thereof shall be a Default under this Lease (not subject to any notice or cure rights) giving rise to any and all Landlord remedies hereunder, and Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, forfeitures and expenses (including without limitation costs and attorneys' fees) arising from or related to any such Default.

23.11	CIVIL CODE SECTION 1938. The Premises have not undergone an inspection by a Certified Access Specialist (CASp). This notice is given pursuant to California Civil Code Section 1938.
23.12

DISABILITY ACCESS NOTICE REQUIREMENTS. In accordance with Chapter 38 of the San Francisco Administrative Code, the Disability Access Obligations Notice attached hereto as Exhibit F (the “Access Notice”) is incorporated herein by this reference. Execution of this Lease by the parties hereto shall be deemed to constitute and represent the parties’ acknowledgement and execution of the Access Notice, notwithstanding that such Access Notice may not be separately executed. Article 7 of this Lease sets forth the parties’ respective obligations regarding the performance of and payment for disability access improvements. Further, each party shall use reasonable efforts to notify the other of alterations the notifying party may make to or affecting the Premises or Building that might impact accessibility under federal and state disability access laws. Such notification regarding alterations shall in no event be construed to limit Tenant’s obligations or to expand Tenant’s rights under this Lease (including, without limitation, Article 9 of this Lease, and, without limiting the generality of the foregoing, in no event shall such notification be deemed to constitute any notice required to be given by Tenant to Landlord under any other provision of this Lease.

23.13

SIGNAGE. Landlord, at its cost, shall provide Tenant with its pro rata share of ground floor lobby directory signage and front door entry signage on the 5th floor, 6th floor and 7th floor of the Building.

23.14

BICYCLE PARKING. Landlord shall provide unsecured bicycle parking in the Building’s designated bicycle parking area, on a first come first serve basis. Tenant shall have the right to bring bicycles into the Premises provided that (i) Tenant shall provide and maintain a designated bicycle area within the Premises in accordance with San Francisco Fire Department regulations and (ii) the bringing of bicycles into the Premises by Tenant shall not interfere with Landlord’s operation of the Building or the Common Areas or with the use and enjoyment of the Building and the Common Areas by the other tenants of the Building and shall at all times comply with the Rules and Regulations.

23.15

SECURITY SYSTEM. Landlord shall not be obligated to provide or maintain any security patrol or security system and shall not be responsible for the quality of any such patrol or system which may be provided or for any damage or injury to Tenant, its officers, directors, employees, agents, contractors, guests, or invitees. Tenant shall have the right to install a security system meeting Tenant’s general corporate requirements, including access controls, sensors, and other features. Landlord has been provided with a description of Tenant’s standards and requirements for security.

23.16

COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Telecopied signatures or signatures transmitted by electronic mail in so-called “pdf” format may be used in place of original signatures on this Lease. Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Lease based on such telecopied or e-mailed signatures. Promptly following request by either party, the other party shall provide the requesting party with original signatures on this Lease.
23.17

RIGHT OF FIRST REFUSAL. Subject to the rights of any tenant of Landlord existing as of the date of this Lease, Tenant shall have a one-time right of first refusal to lease Suite 550 of the Building (for purposes of this paragraph only, the "Refusal Space") on the terms set forth in this paragraph. If at any time during the term of the Lease, Landlord receives a bona fide offer from a third person for the lease of all or any part of the Refusal Space, which offer Landlord desires to accept (the "Lease Offer"), Landlord shall promptly deliver to Tenant a copy of such Lease Offer. Provided that any tenant of Landlord with a superior right of first refusal has waived such right, Tenant may, within thirty (30) days of Landlord’s written notice, elect to lease the Refusal Space or the portion thereof offered to be leased on all the same terms and conditions as the lease of the Premises (including the expiration date, but excluding the Base Rent, which shall be at the fair market rental for the additional space during the period of its possession by Tenant), excepting that Tenant shall be credited, against the rent to be paid by Tenant, with a sum equal to the amount of any brokerage commission, if any, which Landlord shall save by a lease to Tenant.  If Tenant declines to lease the Refusal Space, or fails to respond to the Lease Offer, then Tenant’s right of first refusal granted hereunder shall be null, void and of no further force or effect..

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Lease as of the Effective Date.

TENANT:		LANDLORD:

ZENDESK, INC., a Delaware corporation		1035 MARKET STREET, LLC,
a Nevada limited liability company
By:	/s/ Elena Gomez
Name:	ELENA GOMEZ
Its:	CFO	By:	/s/ Larissa Trummell
		Print Name:	LARISSA TRUMMELL
		Its:	AUTHORIZED SIGNATORY

EXHIBIT A—PLAN OF PREMISES

A-1

EXHIBIT B—COMMENCEMENT DATE AGREEMENT

                                       (“Landlord”), and                                                  , a                                   (“Tenant”), have entered into that certain Lease dated as of                                         , 200_ (the “Lease”).

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.2 of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

1.      Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

2.      The Commencement Date (as defined in the Lease) of the Lease is                     .

3.      The Expiration Date (as defined in the Lease) of the Lease is                                     .

4.      Tenant hereby confirms the following: (a) That it has accepted possession of the premises pursuant to the terms of the Lease; and (b)That the Lease is in full force and effect.

5.      Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

6.      The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein.  No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

TENANT:	LANDLORD:

1035 MARKET STREET, LLC,
,	a Nevada limited liability company
a

By:
By:	Print Name:
Print Name:	Its:
Its:

Date:	Date:

B-1

EXHIBIT C—RULES AND REGULATIONS

1.      The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenant Parties or used by Tenant for any purpose other than for ingress to and egress from its Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

2.      Tenant shall not overload the floor of the Premises or unreasonably mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof in a manner that is excessive for customary office use.

3.      No awning or other projection shall be attached to the outside walls or windows of the Building without the prior written consent of Landlord.  No curtains, blinds, shades, drapes or screens shall be attached to or used in connection with any window or door of the Premises, without the prior written consent of Landlord.  Such items must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord.

4.      No sign, placard, picture, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Building without the prior written consent of Landlord.  In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

5.      No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in public portions thereof without the prior written consent of Landlord.

6.      The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein.  All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant’s agents, servants, employees, contractors, visitors or licensees shall have caused the same.

7.      Tenant shall not paint, drill into or in any way deface any part of the Premises or the Building in a manner that is excessive for customary office use.  No animal or bird shall be brought into or kept in or about the Premises, except seeing-eye dogs.  Tenant shall draw or lower window coverings and extinguish all lights when leaving the Premises.

8.      Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building, or neighboring buildings or premises, or those having business with them.

9.      Neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

10.    Tenant shall have the right to install a security system meeting Tenant’s requirements, subject to removing the same (at Landlord’s election) at the expiration or sooner termination of this Lease and repairing any damage caused by such installation or removal.  Except in connection with the installation of such security system, no additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof.  Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

11.    No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the

Building.  Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. The elevator designated for freight by Landlord shall be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant’s equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. In no event shall Tenant employ any person or company whose presence may give rise to a labor or other disturbance in the Building.  A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord’s sole opinion, to cover all personal liability, theft or damage to the Building, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations shall be conducted at such times and in such a manner as Landlord shall direct, and all moving shall take place during non-business hours unless Landlord agrees in writing otherwise.

12.    Tenant is permitted to retain Total Quality Maintenance to provide janitorial services to the Premises. Except with the written consent of Landlord, no person or persons other than Total Quality Maintenance and those other persons approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Building or the Premises.  Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

13.    Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.  Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord.  Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

14.    Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday and at all hours on Saturdays, Sundays and holidays, all persons who do not identify themselves as employees of Tenants.  Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building

15.    Tenant’s contractors shall, while in the Building or Premises, be subject to the supervision of the Building Manager (but not as agent of said Building Manager or of Landlord).  Prior to commencement of work, Tenant’s contractors shall provide the Building Manager with an insurance certificate naming Landlord and Building Manager as co-insured in an amount and form reasonably acceptable to Landlord and with insurance limits as set from time to time by Landlord.  Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced into the Premises and the Building. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior approval of Landlord

16.    Tenant shall be responsible for insuring that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. Landlord shall not be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to the property of Tenant caused by the employees or independent contractors of Landlord or by any other person.

17.    If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at

Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

18.    The requirements of any tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

19.    Canvassing, soliciting and peddling in the Building are strictly prohibited and Tenant shall cooperate to prevent the same.

20.    Tenant, Tenant’s agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted “No Parking” and shall comply with any other parking restrictions imposed by Landlord from time to time.

21.    Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment.

22.    Tenant shall not prepare any food nor do any cooking except in the designated kitchen area of the Premises or otherwise as expressly approved by Landlord or operate or conduct any restaurant, luncheonette or cafeteria within the Premises.

23.    The Premises shall not, without the specific written consent of Landlord, be used as an employment agency, a physician’s or dentist’s office, a dance or music studio, a school, a beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing, a restaurant or bar, an establishment for the preparing, dispensing or consumption of food or beverages of any kind in any manner whatsoever, or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction, or for lodging, sleeping or for any immoral purposes.

24.    Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance.  Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the building in which the Premises are located without Landlord’s prior written consent.

25.    Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

26.    Smoking is strictly prohibited in the Premises, the Building and all enclosed Common Areas of the Building, including all lobbies, all hallways, all elevators and all lavatories.

If there is any conflict between the Lease and these Rules and Regulations, the Lease shall control.

EXHIBIT D—TENANT WORK

D-1

EXHIBIT E—DEFINITIONS

As used in the Lease, the following terms shall have the following meanings:

ADJUSTMENT YEAR:  The applicable calendar year or any portion thereof, during the Term, after the Base Year for which a Rent Adjustment computation is being made.

AFFILIATE:  Any corporation or other business entity that is owned or controlled by, owns or controls, or is under common ownership or control with Tenant or Landlord, as the case may be.

BUILDING:  The building located at the address specified in Section 1.1(1) of the Lease.  The Building includes office, retail and other uses.

COMMON AREAS:  All areas of the Building made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

DECORATION:  Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building’s systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

DEFAULT RATE:  Two (2) percentage points above the rate then most recently announced by Bank of America N.A. at its San Francisco main office as its base lending reference rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

DELIVERY DATE:  (i) as to the 5th Floor Space, the date upon which Landlord delivers the 5th Floor Space in its “AS-IS” and “AS-BUILT” configuration, which is expected to be June 1, 2016 and (ii) as to the 6th and 7th Floor Space, the date upon which Landlord delivers the 6th and 7th Floor Space in its “AS-IS” and “AS-BUILT” configuration, which is expected to be June 1, 2016

ENVIRONMENTAL LAWS:  All federal, state and local statutes, ordinances, regulations and rules in effect and as amended from time to time relating to environmental quality, health, safety, contamination and cleanup, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”), 7 U.S.C. Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq., and state and local superlien and environmental statutes and ordinances, with implementing regulations, rules and guidelines, as any of the foregoing may be amended from time to time. Environmental Laws shall also include all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials.

FORCE MAJEURE:  Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

HAZARDOUS MATERIAL: All of the following, including mixtures thereof:  any hazardous substance, mold, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos and asbestos-containing materials, PCBs, and other substances regulated under TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. § 1910.1200 et seq.; and industrial process and pollution control wastes whether or not hazardous within the meaning of RCRA, and any other hazardous substance, pollutant or contaminant regulated under any Environmental Laws; provided, however, that “Hazardous Materials” shall not include normal quantities of materials, supplies and substances used by Tenant in operation of Tenant’s business in the ordinary course and in compliance with (x) Environmental Laws and (y) the Landlord Rules, and such other materials and substances not in violation of Environmental Laws.

INDEMNITEES:  Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective partners, members, directors, officers, agents and employees.

LAND:  The parcel(s) of real estate on which the Building and Premises are located.

LAWS OR LAW:  All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE:  The Lease instrument dated as of ____________ between Landlord and Tenant together with all exhibits and riders attached thereto, including but not limited to this Exhibit, as may be amended from time to time.

MONTHLY BASE RENT:  The monthly base rent specified in Section 1.1(6) of the Lease.

MORTGAGEE:  Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS:  New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

OPERATING EXPENSES:  All costs, expenses and disbursements of every kind and nature, which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Building (including, without limitation, the cost of electricity, steam, water, gas, fuel, heating, lighting, air conditioning, window cleaning, janitorial service, insurance, including (without limitation) fire, extended coverage, liability, workmen’s compensation, elevator or any other insurance carried by Landlord and applicable to the Building, the costs of changing utility service providers, painting, uniforms, management fees, supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, administration, maintenance and repair of the Building, and fringe benefits, including (without limitation) social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pension, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, administration, maintenance and repair of the Building, the charges of any independent contractor who, under contract with Landlord or its representative, does any of the work of operating, maintaining or repairing the Building, legal and accounting expenses, including (without limitation) such expenses as relate to seeking or obtaining reductions in and refunds of real estate taxes, or any other expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting or management principles respecting first-class office buildings in San Francisco, California, would be considered as an expense of owning, managing, operating, maintaining or repairing the Building.  Operating Expenses shall also include the amortized portion of any capital expenditure or improvement as permitted hereunder, together with interest thereon.  Operating Expenses shall not include:

(i)

costs of alterations of the premises of tenants of the Building, except where such costs are necessitated by the acts or omissions of Tenant or its employees, servants, agents, contractors, customers, or invitees,

(ii)

costs of capital expenditures or capital improvements to the Building (except for the amortized portion calculated on a straight-line basis calculated over the useful life of the capital expenditure or improvement as reasonably determined by Landlord of capital improvements installed for the purpose of reducing or controlling Operating Expenses (but only to the extent that the actual annual cost savings realized do not redound primarily to the benefit of any particular Building tenant) or complying with applicable Laws (or revisions thereto) not in effect as of the Commencement Date),

(iii)	depreciation charges,
(iv)	interest and principal payments on loans,
(v)	ground lease rental payments,
(vi)	real estate brokerage and leasing commissions,
(vii)	advertising and marketing expenses,
(viii)	charges for Landlord Services and charges for utilities provided to the Premises but only to the extent the same are paid by Tenant directly to the relevant service provider;
(ix)	costs of Landlord reimbursed by insurance proceeds, and
(x)	expenses incurred in negotiating leases of tenants in the Building or enforcing lease obligations of other tenants in the Building.

Any repair or maintenance costs which are recovered by a warranty or service contract in the Base Year shall be imputed to the Base Year Operating Expenses.  In the event any facilities, services, or utilities used in connection with the Building are provided from another building owned or operated by Landlord or vice versa, the costs incurred by Landlord in connection therewith shall be allocated to Operating Expenses by Landlord on a reasonably equitable basis.

If Landlord includes any Operating Expenses in any year following the Base Year for services or items that were not included in the Base Year (as opposed to increases in existing services or items), then, for the purposes of this Lease, the additional expense shall be included in the Base Year for a period of 12 months following the date the additional charge or cost first occurs and Landlord has included in Operating Expenses as if such expense occurred during the Base Year

PREMISES:  Individually or collectively, as the case may be and as required in this Lease, Suite 500 on the 5th Floor of the Building (sometimes referred to herein as the “5th Floor Space”) and the 6th and 7th Floors of the Building (the 6th and 7th Floors of the Building, collectively, sometimes referred to herein as the “6th and 7th Floor Space”), as depicted on Exhibit A to the Lease.

PROPERTY:  The Building consists of the office building with ground floor office and/or retail spaces located at the street address specified in Section 1.1(1) of the Lease in San Francisco, California, landscaping and improvements, together with the Land, any associated interests in real property, and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing.  The Building may also be referred to as the Property.

REAL PROPERTY:  The Property excluding any personal property.

RENT:  Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENT ADJUSTMENT:  Any amounts owed by Tenant for payment of Operating Expenses in excess of Base Year Operating Expenses or Taxes in excess of Base Year Taxes.  The Rent Adjustments shall be determined and paid as provided in Article Four of this Lease.

RENT ADJUSTMENT DEPOSIT:  An amount equal to Landlord’s reasonable estimate of the Rent Adjustment attributable to each month of the applicable Adjustment Year.  On or before the beginning of each Adjustment Year or with Landlord’s Statement (defined in Article Four), Landlord may reasonably estimate and notify Tenant in writing of its estimate of the amount of Operating Expenses in excess of the Base Year Operating Expenses and Taxes in excess of the Base Year Taxes payable by Tenant for such year or applicable portion.  Prior to the first determination by Landlord of the amount of such excess Operating Expenses and Taxes, Landlord may estimate such amounts in the foregoing calculation.  The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change, which notice may be given by Landlord from time to time during any Adjustment Year.

RENTABLE AREA OF THE PREMISES:  The amount of square footage set forth in Section 1.1(7) of the Lease.

RULES AND REGULATIONS.  The rules and regulations listed on Exhibit C, attached hereto and made a part hereof, together with all modifications and additions thereto which Landlord may make from time to time

SECURITY DEPOSIT:  The funds specified in Section 1.1(11) of the Lease, if any, deposited by Tenant with Landlord as security for Tenant’s performance of its obligations under this Lease.

STANDARD OPERATING HOURS:  Monday through Friday from 8:30 A.M. to 6:00 P.M., excluding National Holidays.

TAXES:  All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes.  For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year.  There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes (provided that such costs shall not separately be included in Operating Expenses so as to create duplicate expenses).  Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year.  In the event that Landlord receives a Proposition 8 reduction in Taxes attributable to the Base Year, then Taxes for the Base Year and any subsequent year shall be computed as if no Proposition 8 tax reduction was obtained during the Base Year and any subsequent year.  If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year.  Taxes shall not include any franchise, transfer, capital stock, federal or state inheritance, general or net income, or gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

TENANT ADDITIONS:  Collectively, the Tenant Work and Tenant Alterations.

TENANT ALTERATIONS:  Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises (excluding Tenant Work); and any supplementary air-conditioning systems installed by Landlord or by Tenant at Landlord’s request pursuant to Article Six of the Lease.

TENANT WORK:  The work to be installed or furnished to the Premises by Tenant prior to the Commencement Date, as specifically described on Exhibit D, attached hereto and made a part hereof.

TENANT’S SHARE: The percentage that represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Building, as determined by Landlord from time to time.  Tenant acknowledges that the Rentable Area of the Premises or Building may change from remeasurement or otherwise during the Term, provided that Tenant’s Share shall not thereby increase or decrease.

TERM:  The period set forth in Section 1.1(5) of the Lease.

TERMINATION DATE:  The Expiration Date or such earlier date as this Lease terminates or Tenant’s right to possession of the Premises terminates.

EXHIBIT F

DISABILITY ACCESS OBLIGATIONS UNDER

SAN FRANCISCO ADMINISTRATIVE CODE CHAPTER 38

Before you, as the Tenant, enter into the lease document to which this Exhibit is attached (whether a new lease or an amendment to an existing lease) with us, the Landlord, for premises in the building located in San Francisco, CA and more particularly described in the Lease (the “Property”), please be aware of the following important information about the Lease:

You May Be Held Liable for Disability Access Violations on the Property. Even though you are not the owner of the Property, you, as the Tenant, as well as the Property owner, may still be subject to legal and financial liabilities if the leased Property does not comply with applicable Federal and State disability access laws.  You may wish to consult with an attorney prior to entering into the lease document to make sure that you understand your obligations under Federal and State disability access laws. The Landlord must provide you with a copy of the Small Business Commission Access Information Notice under Section 38.6 of the Administrative Code in your requested language; a copy of such Notice is attached hereto in satisfaction of such obligation.  For more information about disability access laws applicable to small businesses, you may wish to visit the website of the San Francisco Office of Small Business or call 415-554-6134.

The Lease Must Specify Who Is Responsible for Making Any Required Disability Access Improvements to the Property.  Under the laws of the City of San Francisco, the lease must include a provision in which you, the Tenant, and the Landlord agree upon your respective obligations and liabilities for making and paying for required disability access improvements on the leased Property.  The Lease must also require you and the Landlord to use reasonable efforts to notify each other if they make alterations to the leased Property that might impact accessibility under Federal and State disability access laws. You may wish to review those provisions with your attorney prior to entering the lease to make sure that you understand your obligations under the Lease.

PLEASE NOTE: The Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.

By signing below, each party confirms that it has read and understood this Notice.

LANDLORD:		TENANT:

By:	/s/ Larissa Trummell	By:	/s/ Elena Gomez

Name:	LARISSA TRUMMELL	Name:	ELENA GOMEZ

Title:	AUTHORIZED SIGNATORY	Title:	CFO

ACCESS INFORMATION NOTICE [ENGLISH]

PROTECT YOUR BUSINESS FROM POTENTIAL ADA LAWSUITS   Businesses Have you received an ADA notice?  no  No Notice  Pre Assessment by Office of Small Business (OSB) & SF SHINES low amount of barriers medium amount of barriers high amount of barriers  Yes  Notice The business receives a letter(s).The letter(s) may be sent by a person with disability claiming he/she encountered problems while visiting your business.This letter(s) is often a precursor to state or federal lawsuit and MUST NOT be ignored. Proactive action and response to the letter can prevent a lawsuit.  Attorney Contact an experienced legal consultant or the Office of Small Business to respond to the letter or lawsuit.  CASp Action (see below) Consult inspection report “readily achievable” solution Remediation/Resolution Low, medium, high barriers scope of work by AND or an alternative architecture firm. Certified Access Specialist (CASp)  Signed into law on September 28, 2008, SB 1608 a Certified Access Specialist (CASp) report provides a defense against lawsuits, but only if the business obtained a CASp report BEFORE being sued. With a CASp report in hand, businesses may request a 90-day stay (a temporary stop) of the lawsuit filed in State Court and an Early Evaluation Conference (EEC) to explore fair settlements. A Certified Access Specialist (CASp) is a person that has been tested and certified by the state as an expert in disability access laws. A business that hires a CASp to inspect their buildings helps ensure compliance with disability access standards. After inspection, the CASp writes up an inspection report as proof that the business hired a CASp. A CASp should help your business identify "readily achievable" barriers for removal. COMPLIANCE VS. LAWSUIT Compliance is a recommended investment as not only will your business be less vulnerable to drive-by lawsuits, but you gain a growing  market of seniors, families with baby strollers,  and persons  with disabilities. Cost will depend on the type of alterations, and on what is affordable at the present and future. If you decide to do nothing and rely on "luck" that you will not be sued, consider the potential costs of being an "unlucky" defendant. The reality today is that more ADA lawsuits are targeting small stores and minority-owned businesses because they are likely to settle rather than incur the costs and risks of litigation.  The average  cost to comply  with a plaintiff's  requested  barrier removal  is less than $4,000,  according to amicus  curiae brief filed in the Ninth Circuit of Appeal,  Jerry Doran v. Del Taco, Inc. Fighting  a lawsuit including  paying a settlement  may cost around  $30,000,  according  to OSB. Investing in Certified Access Inspection and "readily achievable" compliance before a lawsuit is the best way to protect your business from expensive lawsuits. BUSINESS RESOURCES  Office of Small Business  City Hall, room 110 1 Carlton B. Goodlett Place San Francisco, CA 94102 415-554-6134, www.sfgov.org/osb Certified Access Specialists  www.sfgov.org/osb Asian Neighborhood Design  1245 Howard Street San Francisco, CA 94103 415-575-0423, www.andnet.org SF Shines - Office of Economic Workforce Development  City Hall, room 448 1 Carlton B. Goodlett Place San Francisco, CA 94102 415-554-6969, www.oewd.org San Francisco Bar Association  The Lawyer Referral and Information Service (LRIS) program offers businesses legal assistance from their panel of experienced lawyers. www. sfbar.org/lawyerreferrals/index.aspx BUSINESS RESOURCES Department of Justice ADA Guide for Small Businesses Business Briefs www.ada.gov/business.htm#anchor-bbriefs  ADA Guide for Small Businesses www.ada.gov/publicathtm#Anchor-ADA-35326  DOJ toll-free ADA information line 800-514-0301  Department of Building Inspection -Technical Services Division  DBI staff persons are available to review state access requirements. Visit 1660 Mission Street, 4th floor to request a review of your business plans.  415-558-6084, www.sfgov.org/dbi A Guide to Disabled Accessibility Compliance Small Business Commission Access Information Notice   DISABLED ACCESSIBILITY Two Sets of Access Laws There are two different bodies of law in California that regulate disability access: a state building code, and a federal civil rights law. The state building code requirements for access are located in the California Code of Regulations, Title 24, Part 2, and are commonly referred to as Title 24.  The Americans with Disabilities Act of 1990 (ADA) is a sweeping federal civil rights law which prohibits discrimination against persons with disabilities. Specifically, Title III of the ADA requires public accommodations to provide goods and services to people with disabilities on an equal basis with the rest of the general public. The United States Department of Justice (DOJ) enforces the ADA.  Being compliant to the regulations of one law does not relieve your responsibilities to be compliant with the other set of laws. Non Compliance If the building is not compliant with California Title 24, the citizen compliant is routed to the Department of Building Inspection (DBI). DBI will send staff to visit the site and perform an inspection, and if necessary, the inspector will initiate actions to require the owner to correct the problem.  If the citizen’s complaint is ADA driven, the plaintiff can take the business to civil court for remedy. The federal ADA does not have an “inspection” mechanism, and private lawsuits can be filed directly in federal courts by those who believe their civil rights have been violated. Who is Required to Remove Barriers? Barriers are defined by the ADA as obstacles to accessibility. Such obstacles make it difficult — sometimes impossible — for people with disabilities to do the things most of us take for granted — things like going shopping, working dining in a restaurant or taking public transit. If your business provides goods and services to the public , you are required to remove barriers if doing so is “readily achievable.” Such as business is called a public accommodation because it serves the public. if your business is not open to the public (no adjacent retail or open to tours), but is only a place of employment like a warehouse, manufacturing facility or office building, then there are fewer requirements to remove barriers. Such a facility is called a commercial facility. While the operator of a commercial facility has different requirements to remove barriers, you must comply with the ADA Standards for Accessible Design when you alter, renovate or expand your facility.   Readily Achievable “Readily achievable” means easily accomplishable and able to be carried out without much difficulty or expense. Determining if barrier removal is readily achievable is, by necessity, a case-by-case judgment. “Readily achievable” is based on factors including review of the overall nature of the business and its financial statements. AsianNeighborhoodDesign 1245 Howard Street San Francisco, CA 94103 415-575-0423, www.andnet.org Office of Small Business City Hall, room 110 1 Carlton B. Goodlett Place San Francisco, CA 94102 415-554-6134, www.sfgov.org/osb SF Shines – Office of Economic Workforce Development City Hall, room 448 1 Carlton B. Goodlett Place San Francisco, CA 94102 415-554-6969, www.oewd.org This document is intended as informal technical guidance.  It is NOT legal advice and does not replace the professional advice or guidance that an architect, CASp or attorney knowledgeable in ADA requirements can provide.    (Continued)

LOW BARRIERS obstacles to accessibility that are minor, and most likely can be “readily achievable” A. Service Counter Height and Visibility A portion specified by local codes of the counter must be between 28” - 34” above the floor.  B. Path of Travel Clearance All Aisles to public zones must be at least 36” wide and remain unobstructed.  C. Door Clearance The pull side of doors must have a clearance specified by local codes. D. Door Hardware All doors must be operable without action of pinching or grasping.  MEDIUM BARRIERS obstacles that require more attention, and likely professional guidance A. Step at Entrance The entrance must be accessible for occupants in wheelchairs, with sloping and clearance requirements specified by local codes. B. Restroom Vanity Clearance The sink must provide knee clearance specified by local codes.  C. Undersized Path of Travel All aisles to public zones must be at least 36” wide. D. No Accessible Seating A portion specified by local codes of seating must be accessible. HIGH BARRIERS obstacles that require a lot of attention, and definite professional guidance  A. Multiple Steps at Entrance The entrance must be accessible for occupants in wheelchairs, with sloping and clearance requirements specified by local codes. B. Step in Dining/Customer Space Public zones must be accessible for occupants in wheelchairs, see note A. C. Undersized or Lack of Restroom The correct number of accessible restrooms must be provide. D. Ramp Exceeds Maximum Slope Allowed Businesses must be accessible for occupants in wheelchairs, see note A.  ADA COMPLINCE barriers are minimized or removed  A. Compliant Entry The entrance is accessible by stairs and a compliant ramp. B. Path of Travel Clearance All aisles to public zones, including seating, restrooms, and food pick-up are at least 36” wide and remain unobstructed. C. Compliant Counters Service counter is between 28” - 34” above the floor. D. Compliant Restroom The accessible restroom has the required fixtures, dimensions and clearances/  service counter is too high for customers in wheelchair objects placed in required path of travel main entrance object placed in required door clearance space door knob is not operable without pinching or grasping  step at main entrance sink has a built-in base that does not provide required knee clearance undersized hallway/path of travel 30” fixed seating at raised counter   multiple steps at main entrance step in dining space object in path of travel 24” plan diagram of undersized restroom undersized restroom with missing fixtures & grab bars ramp exceeds maximum allowable slope  A. B. C. D. Plan diagram of accessible restroom  COMMON MISCONCEPTIONS I am exempt from compliance or “grandfathered” The answer is “NO”. A Place of public accommodation must remove barriers when it is “readily achievable” to do so. Although the facility may be “grandfathered” according to the local building code, the federal ADA does not have a provision to “grandfather” a facility. While a local building authority may not require any modifications to bring a building “up to code” until a renovation or major alteration is done, the federal ADA requires that a place of public accommodation remove barriers that are readily achievable even when no alterations or renovations are planned.  As a business you have an on-going obligation to bring your business into compliance. I am exempt since my building has historic designation Neither State nor Federal laws exempt historical buildings from compliance, but there are specific guidelines. In San Francisco, any building over 50 years old is considered as a potentially significant historical resource.   Accessibility improvements to the entrance or exterior of these buildings may require additional review by historic Preservation staff and may lengthen the permitting process.  Another common misconception is that City staff will deny your application if the building is considered historic. This is extremely rare, though during the review process you will be required to find alternatives that respect historic designs and materials while also providing disabled access. Historically sensitive accessibility improvements may add cost to your project but are generally worth the investment over the long run. Settling the lawsuit will relieve me of my responsibilities Business owners need to know that the ADA is now a part of our society and that there is no limit to the number of times a business can be sued regarding accessible barriers. The best solution is to make the “readily achievable” physical changes and to understand that compliance is ongoing. If a business is sued over a physical barrier (s) to accessibility, they can still be sued for that same barrier in the future if it still exists. Tenant vs. Landlord (Owner) The federal ADA law states that any private entity who owns, leases, leases to, or operates a place of public accommodation shares in the obligation to remove barriers. Tenants and property owners also share in the obligation, so often times a negotiation must take place to determine who pays what costs, or percentage of costs for access compliance and/or litigation defense. Effective January 1, 2013, San Francisco law requires property owners of a commercial space of 7,500 square feet or less to provide a “Disabled Access Obligation Notice” before entering into or amending a lease. Effective July 1, 2013, State law requires a commercial property owner to state on a lease or rental agreement whether the property has undergone inspection by a certified access specialist (CASp). These two laws were passed to help ensure businesses are informed of their on-going obligation and aid in the prevention of lawsuits. There are also tax benefits that are available to each party in some cases to help pay for barrier removal.